UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated July 24, 2017

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On July 24, 2017, a subsidiary of AGCO Corporation (the “Company”) entered into a letter agreement with Tractors and Farm Equipment Limited (“TAFE”) providing for the supply of certain MF Heritage tractors for certain southeast Asian markets, including Vietnam, Indonesia, Philippines, Thailand, Malaysia, Fiji and Papua New Guinea. The letter agreement expires in February 2020, and is terminable in advance of that date under certain circumstances. A copy of this letter agreement is attached to this report as Exhibit 10.1 and is incorporated by reference.

On July 24, 2017, a subsidiary of the Company entered into a letter agreement with TAFE providing for the supply of certain MF Heritage tractors for Mexico. The letter agreement expires in October 2019, and is terminable in advance of that date under certain circumstances. A copy of this letter agreement is attached to this report as Exhibit 10.2 and is incorporated by reference.

On July 24, 2017, a subsidiary of the Company entered into a letter agreement with TAFE providing for the supply of certain MF Heritage tractors for Australia and New Zealand. The letter agreement expires in February 2020, and is terminable in advance of that date under certain circumstances. A copy of this letter agreement is attached to this report as Exhibit 10.3 and is incorporated by reference.

On July 24, 2017, a subsidiary of the Company entered into an amendment to a prior letter agreement with TAFE providing for the supply of certain MF Heritage tractors for certain countries in Africa. The amendment narrows the territory covered by the agreement to Angola, Kenya, Malawi, Morocco, Nigeria and South Africa (from the entirety of Africa). A copy of the amendment is attached to this report as Exhibit 10.4 and is incorporated by reference.

The terms and conditions governing the pricing and other details of the products supplied under these agreements are specified in existing agreements between a subsidiary of the Company and TAFE.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
10.1    Letter Agreement for Far East Markets, dated July 24, 2017, between AGCO International GmbH and Tractors and Farm Equipment Limited

10.2    Letter Agreement for Mexico, dated July 24, 2017, between AGCO International GmbH and Tractors and Farm Equipment Limited

10.3     Letter Agreement for Australia/New Zealand, dated July 24, 2017, between AGCO International GmbH and Tractors and Farm Equipment Limited

10.4    Amendment to the Letter Agreement for Africa, dated July 24, 2017, between AGCO International GmbH and Tractors and Farm Equipment Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: July 27, 2017